Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Kestra Medical Technologies, Ltd.

(Exact Name of Registrant as Specified in its Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, $1.00 par value	Rule 457(a)	2,164,704	$17.00	$36,799,968.00	0.00015310	$5,634.08

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$36,799,968.00		$5,634.08

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$5,634.08

(1)

Represents only the additional number of common shares being registered, including 282,352 common shares issuable upon exercise of the underwriters’ option to purchase additional common shares. Does not include the securities that Kestra Medical Technologies, Ltd. (the “Registrant”) previously registered on the Registration Statement on Form S-1 (File No. 333- 284807), as amended (the “Prior Registration Statement”).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with a proposed maximum aggregate offering price of $184,000,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on March 5, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of common shares having a proposed maximum aggregate offering price of $36,799,968 is hereby registered, which includes common shares issuable upon exercise of the underwriters’ option to purchase additional common shares.